550 Meridian Avenue San Jose, CA 95126 Phone: 408-938-5200 Fax: 408-790-3800 lonworks@echelon.com www.echelon.com

News Information                          For Immediate Release

  Press Contact                                                                                Investor Relations Contact

Steve Nguyen Echelon Corporation 408-938-5272 qnguyen@echelon.com	Chris Stanfield Echelon Corporation 408-938-5243 cstanfield@echelon.com

Echelon Corporation Reports Fourth Quarter Results

SAN JOSE, CA – January 21, 2004 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the fourth quarter ended December 31, 2003, exceeding its previous guidance.

“I am very pleased with our results for this past quarter and in our execution throughout the year,” said Ken Oshman Echelon’s chairman and CEO.  “We had our best quarter in over two years in our LonWorks® infrastructure business, a sign, we believe, of better worldwide economies and our position in the market for networking everyday devices.  I am extremely excited with the progress we have made in our Networked Energy Services (NES) business.  We made significant investments this past year in our NES system, acquiring certain assets of meter manufacturer Metering Technology Corporation which increased product development expenses and impacted our earnings.  These investments were instrumental in achieving two very important milestones this quarter - initial, on-time product shipments to Nuon (the Dutch utility), and Nuon's first installations of IEC and Dutch approved NES meters.  The Enel roll-out continues in line with their plans, with over 13 million meters installed at year end.  Enel revenue for the quarter was in line with our guidance and reflects the adjustment of concentrator inventory that we have previously discussed.”

Mr. Oshman continued, “As proud as I am of our performance this quarter, I am even more proud of the progress we have made this past year.  For the full year, we saw year-over-year growth in our LonWorks infrastructure business, ending two years of decline.  While many of our customers continue to experience difficult times in their markets, I believe that our performance in the second half of this year positions us well for continued revenue growth in this part of our business in 2004.   This past year we also announced and began shipment of many new and important products that we believe will expand our existing markets and open new ones, including a new family of power line smart transceivers, the i.LON 600 LonWorks®/IP Server, and the Panoramix™ Enterprise Platform, the first product resulting from our 2002 acquisition of BeAtHome.  Further, we saw important activity in the marketplace with specifications for open LonWorks systems from a number of significant institutions and companies, including the United States Army Corps of Engineers, Mori Building in Japan, the New York City schools, and the City of Chicago.

In our Networked Energy Services business, we have made extraordinary progress this year – starting with the acquisition of certain assets of MTC Corporation in April and ending with the shipment and installation of fully homologated meters into Dutch homes just eight months later.  We enter 2004 where we planned to be and are ready to respond to opportunities that we anticipate in the coming year.  This was a tremendous accomplishment made possible in large part because our NES system leverages the device networking technology of our LonWorks infrastructure business – from power line smart transceivers in our NES meters to our Panoramix enterprise software in our NES system software.  Our investments in LonWorks infrastructure has helped drive our NES business and I believe that our success in the NES business will help create new opportunities in our LonWorks business.

All in all, 2003 was a productive and exciting year at Echelon and has left us very well positioned as we enter 2004.”

Revenues for the quarter ended December 31, 2003 were $23.5 million compared to revenues of $30.6 million for the same period in 2002. GAAP net loss for the quarter ended December 31, 2003 was $520,000, or $0.01 cent per share, based on a weighted average of 40,337,000 common shares outstanding, compared to net income of $3.6 million, or $.09 cents per share on a fully diluted basis, based on a weighted average of 40,557,000 common shares outstanding for the fourth quarter of 2002. Revenues for the year ended December 31, 2003 were $118.2 million compared to revenues of $122.8 million for the year ended December 31, 2002. GAAP net income for the year ended December 31, 2003 was $1.9 million, or $0.05 cents per share on a fully diluted basis, based on a weighted average of 40,792,000 common shares outstanding, compared to net income of $16.8 million, or 41 cents per share on a fully diluted basis, based on a weighted average of 40,726,000 common shares outstanding for the year ended December 31, 2002. Excluding certain charges associated with acquisitions completed in 2003 and in prior periods, non-GAAP net income for the year was $12.7 million, or $0.31 cents per fully diluted share, compared to non-GAAP net income of $17.4 million or $0.43 cents per fully diluted share for the same period in 2002. All non-GAAP information in this release is reconciled in the "Non-GAAP Consolidated Condensed Statements of Operations" table below.

Gross margin for the quarter ended December 31, 2003 was 55.4% compared to 50.3% for the same period in 2002. Gross margin for the year ended December 31, 2003 was 55.9% compared to 51.2% for the year ended December 31, 2002. Total operating expenses for the quarter ended December 31, 2003 were $14.7 million compared to total operating expenses of $12.3 million for the same period in 2002. Total operating expenses for the year ended December 31, 2003 were $65.8 million, compared to $48.5 million for the year ended December 31, 2002.

Highlights from the fourth quarter may be found at http://www.echelon.com/about/press/.  These include:

·        Release of German Editions of Echelon’s LonMaker™ Integration Tools which are used to integrate, configure, and manage LonWorks® device networks;

·        An extension of Echelon’s i.LON® family of Internet connectivity devices with the shipment of the i.LON 600 LonWorks/IP Server that enables peer-based communications across any IP connection including those of corporate LANs, the Internet, or other IP-based WANs and the releases of an updated i.LON 10 Ethernet Adapter v2.0 that adds point-to-point protocol (PPP) dial-up support to its existing ability to connect automation networks to service providers, corporate terminals or RAS servers over high-speed Ethernet connections;

·        Participation at a very successful LonWorld® 2003 Exhibition and LonWorks Conference held in Munich, Germany in October.  The event, according to organizer TEMA AG, drew over 1,700 attendees;

·        Announcement of the OpenLDV™ driver, Internet enabled software that is intended to expand the LonWorks market to include software vendors with legacy HMI and enterprise applications by allowing them make high performance connections to LonWorks devices through Echelon interfaces such as the i.LON 10 Ethernet Adapter and i.LON 100 Internet Server products;

·        The creation of Echelon Networked Energy Services (NES) Value-Added Reseller program with the signing of VAR, Telvent, the IT subsidiary of Abengoa, one of Spain’s largest applied engineering and process management firms, and Singapore’s EDMI, a provider of electronic revenue meters to utilities in markets in Australia, Asia, ASEAN, the Middle East, and Europe.  The NES VAR program is designed to establish Echelon's NES system as a global standard for intelligent metering systems.

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today, January 21, at 2:00 pm PST. To access the conference call, dial 1-800-388-8975 (callers outside the U.S. please use 973-317-1170) no earlier than 10 minutes prior to the start of the call; however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number.  The call will be available live today, and for playback on the Investor Relations section of Echelon's web site (www.echelon.com) through January 28, 2004.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation is the creator of the LonWorks platform, the world's most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon's hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed LonWorks products and nearly 40 million LonWorks enabled processors have been shipped for use in homes, buildings, factories, trains, and other systems worldwide.  More information is available at http://www.echelon.com.

###

Echelon, LonWorks, LonWorld, i.LON and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries.  LonMaker, Panoramix, and OpenLDV are trademarks of Echelon in the US and other countries.  Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance.  Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for products and services, risks that the R&D activities or subsequent product deployment activities with Enel are not successful, do not meet their target dates, or are terminated, or that the contemplated transactions are challenged by third parties, risks that our development projects with other parties are not successful, risks relating to the development and growth of markets for Echelon's products and services, including the NES system, and the ability of those products and services to meet customer and consumer expectations, and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon's Form 10-K when filed with the Securities and Exchange Commission.

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
ASSETS

Current Assets:
Cash and cash equivalents......................................	$ 18,667	$ 34,941
Short-term investments...........................................	126,256	99,548
Accounts receivable, net.........................................	20,110	22,930
Inventories.............................................................	5,906	7,991
Other current assets...............................................	2,770	3,217

Total current assets...................................................	173,709	168,627

Property and equipment, net.......................................	19,098	16,677
Other long-term assets ..............................................	21,572	22,188

	$ 214,379	$ 207,492
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable...................................................	$ 6,922	$ 5,993
Accrued liabilities...................................................	5,044	3,773
Deferred revenues.................................................	998	2,541

Total current liabilities................................................	12,964	12,307

Long-term liabilities...................................................	491	167

Total stockholders' equity...........................................	200,924	195,018

	$ 214,379	$ 207,492

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

 (In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Product.................................................................	$23,334	$30,295	$117,153	$121,454
Service..................................................................	193	286	1,000	1,380

Total revenues..........................................................	23,527	30,581	118,153	122,834

Cost of revenues:
Cost of product...................................................	9,786	14,483	49,407	57,059
Cost of service....................................................	711	730	2,650	2,880

Total cost of revenues.............................................	10,497	15,213	52,057	59,939

Gross profit............................................................	13,030	15,368	66,096	62,895

Operating expenses:
Product development.........................................	7,079	5,055	35,113	21,456
Sales and marketing............................................	4,632	4,358	18,597	17,291
General and administrative................................	2,954	2,839	12,108	9,711

Total operating expenses........................................	14,665	12,252	65,818	48,458

Income (loss) from operations................................	(1,635)	3,116	278	14,437

Interest and other income, net................................	399	844	2,219	3,777

Income (loss) before provision for income taxes	(1,236)	3,960	2,497	18,214
Income tax expense (benefit) ..................................	(716)	317	600	1,457

Net income (loss)......................................................	$ (520)	$ 3,643	$ 1,897	$16,757

Net income (loss) per share:
Basic.....................................................................	$ (0.01)	$ 0.09	$ 0.05	$ 0.42
Diluted..................................................................	$ (0.01)	$ 0.09	$ 0.05	$ 0.41

Shares used in computing net income (loss) per share:
Basic.....................................................................	40,337	39,685	40,070	39,468
Diluted..................................................................	40,337	40,557	40,792	40,726

ECHELON CORPORATION
NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Revenues....................................................	$23,527	$30,581	$118,153	$122,834
Cost of revenues........................................	10,497	15,213	52,057	59,939

Gross profit.................................................	13,030	15,368	66,096	62,895

Operating Expenses:
Product development............................	6,735	4,964	24,185	20,712
Sales and marketing...............................	4,632	4,358	18,597	17,291
General and administrative..................	2,954	2,839	11,778	9,711

Total operating expenses........................	14,321	12,161	54,560	47,714

Non-GAAP income (loss) from operations..........................................	(1,291)	3,207	11,536	15,181
Interest and other income, net....................	399	844	2,219	3,777

Non-GAAP income (loss) before taxes......	(892)	4,051	13,755	18,958
Income tax expense (benefit).....................	(72)	325	1,100	1,517

Non-GAAP net income (loss)....................	$ (820)	$ 3,726	$12,655	$17,441

Non-GAAP net income (loss) per share:
Diluted....................................................	$ (0.02)	$ 0.09	$ 0.31	$ 0.43

Shares used in computing net income (loss) per share:
Diluted......................................................	40,337	40,557	40,792	40,726

  An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net income (loss)......................	$ (520)	$ 3,643	$ 1,897	$ 16,757

In-process research and development	--	--	9,808	400
Amortization of purchased intangible assets............................	344	91	1,120	344
Third party acquisition related costs	--	--	330	--

Total non-GAAP adjustments to earnings from operations......................	344	91	11,258	744

Income tax effect of reconciling items	(644)	(8)	(500)	(60)

Non-GAAP net income (loss).............	$ (820)	$ 3,726	$12,655	$17,441

ECHELON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2003	2002
Cash flows provided by (used in) operating activities:
Net income.................................................................................................	$ 1,897	$ 16,757
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization...............................................................	5,644	4,062
In-process research and development..................................................	9,808	400
Provision for doubtful accounts............................................................	10	55
Deferred compensation expense............................................................	--	31
Loss on disposal of fixed assets............................................................	8	7
Change in operating assets and liabilities:
Accounts receivable......................................................................	2,810	6,161
Inventories......................................................................................	2,085	2,325
Other current assets......................................................................	446	8,354
Accounts payable..........................................................................	929	(2,183)
Accrued liabilities........................................................................	1,272	1,194
Deferred revenues........................................................................	(1,543)	1,445
Deferred rent.................................................................................	324	120

Net cash provided by operating activities.................................................	23,690	38,728

Cash flows used in investing activities:
Net change in available-for-sale short-term investments.........................	(27,105)	(11,305)
Purchase of assets of Metering Technology Corporation......................	(11,000)	--
Purchase of BeAtHome.com, Inc...............................................................	--	(5,811)
Purchase of restricted investments.............................................................	(341)	(10,526)
Change in other long-term assets................................................................	576	358
Capital expenditures...................................................................................	(6,500)	(3,425)

Net cash used in investing activities..........................................................	(44,370)	(30,709)

Cash flows provided by financing activities:
Proceeds from issuance of common stock.................................................	3,447	3,106

Net cash provided by financing activities.................................................	3,447	3,106

Effect of exchange rates on cash:....................................................................	959	584

Net increase (decrease) in cash and cash equivalents...................................	(16,274)	11,709
Cash and cash equivalents:
Beginning of period.....................................................................................	34,941	23,232

End of period...............................................................................................	$ 18,667	$ 34,941